AMENDMENT NO. 1
TO
SECOND AMENDED AND RESTATED
MASTER ADMINISTRATIVE SERVICES AGREEMENT
     The Second Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2006, by and between Invesco Aim Advisors, Inc., a Delaware corporation, and AIM Funds Group, a Delaware statutory trust, is hereby amended as follows:
     WHEREAS, the parties desire to amend the Agreement to reflect the name change of AIM Global Value Fund to AIM Global Core Equity Fund;
     NOW, THEREFORE, the parties agree as follows:
     Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:
“APPENDIX A
TO
MASTER ADMINISTRATIVE SERVICES AGREEMENT
OF
AIM FUNDS GROUP

Portfolios	Effective Date of Agreement
AIM Basic Balanced Fund	July 1, 2006

AIM European Small Company Fund	July 1, 2006

AIM Global Core Equity Fund	July 1, 2006

AIM International Small Company Fund	July 1, 2006

AIM Mid Cap Basic Value Fund	July 1, 2006

AIM Select Equity Fund	July 1, 2006

AIM Small Cap Equity Fund	July 1, 2006”
     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: July 24, 2008

INVESCO AIM ADVISORS, INC.

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

AIM FUNDS GROUP

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

2